Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(26,193,970)
Unrealized Gain (Loss) on Market Value of Futures	16,432,050
Dividend Income	5,259
Interest Income	14,578
ETF Transaction Fees	23,000
Total Income (Loss)	$(9,719,083)

Expenses
General Partner Management Fees	$280,018
Brokerage Commissions	67,767
Professional Fees	63,517
NYMEX License Fee	9,334
Non-interested Directors' Fees and Expenses	8,171
Prepaid Insurance Expense	7,194
Total Expenses	$436,001
Net Income (Loss)	$(10,155,084)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/14	$651,139,098
Additions (11,000,000 Shares)	391,252,622
Withdrawals (6,600,000 Shares)	(233,562,223)
Net Income (Loss)	(10,155,084)

Net Asset Value End of Month	$798,674,413
Net Asset Value Per Share (22,300,000 Shares)	$35.81

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612